Exhibit 3.9

FORM B

BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY THE INSTRUCTIONS ON THE BACK THEREOF.

(THESE ARTICLES MUST BE FILED IN DUPLICATE.)

STATE OF ILLINOIS,	(payment stamp here)
COOK COUNTY.	(number 471 48 stamped here)

To EDWARD J. BARRETT, Secretary of State:

We, the undersigned,

Name	Address Number Street City State
Albert J. Fischer	721 Center St., Des Plaines, Illinois
Charles F. King	1045 Park Avenue, River Forest, Ill.
Doris E. Fischer	721 Center Street, River Forest, Ill.

~~B~~being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation is:  THE FOREST ELECTRIC COMPANY

ARTICLE TWO

The address of its initial registered office in the State of Illinois is:  429 Desplaines Avenue Street, in the Village of Forest Park (zone) County of Cook and the name of its initial Registered Agent at said address is:  Charles F. King

ARTICLE THREE

The duration of the corporation is:  perpetual

(paid stamp here)

ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

To develop, manufacture, buy, sell and deal in electrical and general mechanical appliances and machinery, and apparatus and to engage in and do a general manufacturing and merchandising business.

ARTICLE FIVE

PARAGRAPH 1:  The aggregate number of shares which the corporation is authorized to issue is 600 divided into one classes.  The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (if any)	Number of Shares	Par value per share or statement that shares are without par value
Common		600	Without par value

PARAGRAPH 2:  The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

ARTICLE SIX

The class and number of shares to be issued by the corporation before it shall commence business and consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of shares	Number of shares	Consideration to be received therefor,
Common	240		$12,000.00
		$
		$
		$
		$

ARTICLE SEVEN

The number of directors to be elected at the first meeting of shareholders is:  Three

ARTICLE EIGHT

PARAGRAPH 1:  It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $10,000.00

PARAGRAPH 2:  It is estimated that the value of the property to be located within the State of Illinois during the following year will be $10,000.00

PARAGRAPH 3:  It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $50,000.00

PARAGRAPH 4:  It is estimated that the gross amount of business which will be transacted at or from place of business in the State of Illinois during the following year will be $50,000.00

/s/ Albert J. Fischer
/s/ Charles F. King	Incorporators.
/s/ Doris E. Fischer

OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS,

Cook County

I, Marie Dojack, a Notary Public do hereby certify that on the 26th day of April, 1946, Albert J. Fischer, Charles F. King, and Doris E. Fischer personally appeared before me and being first duly sworn by me~~y~~ severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

/s/ Marie Dojack
Notary Public
(Notarial Seal here)

The following document is presented sideways at the bottom of this page:

Form B

Box                          File

ARTICLES OF INCORPORATION

THE FOREST ELECTRIC COMPANY

The following fees are required to be paid at date of issuing certificate of incorporation:  Initial license fee of 50c per $1000.00; filing fee $20.00; franchise tax of 1/20 of 1% of the amount of stated capital and paid-in surplus which the corporation is to receive for the shares issued before it commences business.  However, if the issue is for $20,000.00 or less the minimum franchise tax is as follows:  January, $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July, $10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50; Nov., $6.67; Dec., $5.84.

In excess of $20,000.00 the franchise tax per $1000.00 is as follows:  Jan., $0.75; Feb., .709; March, .667; April, ..625; May, .584; June, .542; July, .50; Aug., .4583; Sept., .4167; Oct., .3749; Nov., .3333; Dec., .2916.

All shares issued in excess of the amount represented in the Articles of Incorporation to be issued by the Corporation before it shall commence business must be reported within 60 days from date of issuance thereof, and franchise tax and initial license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $20.00

(83221-20M-6-45)

(Filing stamp here, dated APR 27 1946 and signed by Edward J. Barrett, Secretary of State)

(payment stamp here)

(File in Duplicate)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

THE FOREST ELECTRIC COMPANY

(Exact Corporate Name)

(paid stamp here)

To CHARLES F. CARPENTIER,

Secretary of State

Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of  “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST:  The name of the corporation is:

THE FOREST ELECTRIC COMPANY

ARTICLE SECOND:  The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois:

To amend Article Five of the Articles of Incorporation issued on April 27, 1946, as follows:

“Paragraph 1:  The aggregate number of shares which the corporation is authorized to issue is 5,000, divided into one class.  The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series	No. of Shares	Par Value per share or statement that shares are without par value
Common	None	5,000	without par value

“Paragraph 2:  The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

NONE”

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

ARTICLE THIRD:  The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 600; and the number of shares of each class entitled to vote as a class on the adoption of said amendments or amendments, and the designation of each such class were as follows:

Class	Number of Shares
Common	600

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

ARTICLE FOURTH:  The number of shares voted for said amendment or amendments was 600; and the number of shares voted against said amendment or amendments was none.  The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	600	None

(Disregard this Article where this amendment contains no such provisions.)

ARTICLE FIFTH:  The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)

ARTICLE SIXTH:  Paragraph 1:  The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)

Paragraph 2:  The amounts of stated capital and of paid-in surplus as changed by this amendments are as follows:

	Before Amendment	After Amendment
Stated capital	$	$
Paid-in surplus	$	$

IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary, this 5th day of June, 1958.

THE FOREST ELECTRIC COMPANY
By	/s/ Charles F. King
Its President

(corporate seal here)

ATTEST:
/s/ Glen W. Wilson
Its Secretary

STATE OF ILLINOIS

COUNTY OF COOK

I, Marjorie Nitti, a Notary Public, do hereby certify that on the 5th day of June 1958, CHARLES F. KING personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Marjorie Nitti
(notarial seal here)	Notary Public

The following document is presented sideways at the bottom of this page:

Box 2880	File 445

ARTICLES OF AMENDMENT

To the

ARTICLES OF INCORPORATION

Of

THE FOREST ELECTRIC COMPANY

(Filing stamp here, dated AUG 1 1958 and signed by Charles F. Carpentier, Secretary of State)

FILE IN DUPLICATE

Filing Fee $20.00

FORM BCA 5.10/5.20 (rev. Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State

Department of Business Services

Springfield, IL  62756

Telephone (217) 782-3647	(filing stamp and bar code here)

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to the Secretary of State.

Flie # 2880-4458	Filing Fee: $25.00	Approved:	/s/Bh

1.               CORPORATE NAME:                      The Forest Electric Company

2.               STATE OF COUNTRY OF INCORPORATION:                                        Illinois

3.               Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	Bruce L Boruszak
Registered Office	225 W. Wacker Dr.
Chicago, IL 60606-1229 Cook County

4.               Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	CT Corporation System
Registered Office	208 South LaSalle St. Suite 814
Chicago, IL 60604 Cook County 016

5.               The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.               The above change was authorized by: (“X” one box only)

a.               ☒ By resolution duly adopted by the board of directors.  (Note 5)

b.              ☐ By action of the registered agent.  (Note 6)                            (paid stamp here)

SEE REVERSE SIDE FOR SIGNATURES(S).

7.               (If authorized by the board of directors, sign here.  See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated	March 31, 2005	The Forest Electric Company
	(Month & Day) (Year)	(Exact Name of Corporation)

/s/Michael W. Boone
(Any authorized Officer’s Signature)
Michael W. Boone, Secretary
(Type or Print Name and Title)

(If change of registered office by registered agent, sign here.  See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated		,
	(Month & Day)		(Year)	(Signature of Registered Agent of Record)

(Type or print name. If the registered agent is a
Corporation, type or print the name and title of the
officer who is signing on its behalf.)

NOTES

1.               The registered office may, but need not be the same as the principal office of the corporation.  However, the registered office and the office address of the registered agent must be the same.

2.               The registered office must include a street or road address; a post office box number is not acceptable.

3.               A corporation cannot act as its own registered agent.

4.               If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office.  Such certified copies may be obtained ONLY from the Secretary of State.

5.               Any change of registered agent must be by resolution adopted by the board of directors.  This statement must then be signed by a duly authorized officer.

6.               The registered agent may report a change of the registered office of the corporation for which he or she is registered agent.  When the agent reports such a change, this statement must be signed by the registered agent.  If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.